EXHIBIT 99.1

To 8-K dated October 27, 2008

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President and

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS EARNINGS FOR THE THIRD QUARTER

STUART, FL., October 22, 2008 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), today reported net income (loss) for the third quarter of 2008 totaling $(3,448,000) or $(0.18) diluted earnings per share (DEPS), compared to $285,000 or $0.01 DEPS for the third quarter a year ago.  For the first nine months of 2008, net income (loss) totaled $(23,001,000) or $(1.21) DEPS, compared to $7,862,000 or $0.41 DEPS for 2007.

 The Company’s capital position remains strong with a total risk-based capital ratio improving from 11.4 percent at June 30, 2008 to approximately 11.7 percent at September 30, 2008.  This ratio is expected to continue to improve due to an anticipated decline in risk-based asset levels in 2008, as a result of previously discussed declines in anticipated new loan production.  In recent years, the Company raised an aggregate of $52 million in new capital through three offerings of trust preferred securities, including one which was completed in mid-2007.  This new capital was raised at favorable rates and the proceeds were contributed to the Company’s banking subsidiary, Seacoast National Bank, which continues to maintain strong capital levels.  The Company filed a shelf registration statement during the second quarter this year relating to a variety of debt and equity instruments to provide future flexibility in raising capital in order to take advantage of opportunities that become available or should the need arise.

Liquidity also improved during the quarter with available funding doubling to approximately $800 million from a variety of sources at quarter end.  None of the funding sources were utilized during the quarter.  The Company does not currently rely on wholesale funding and maintains a diverse retail deposit base in its markets.  Retail household growth improved as a result of the Company’s retail deposit program with the number of new retail relationships opened during the quarter accelerating by 25 percent over the same period in 2007.

Both the third quarter and year to date earnings were impacted by elevated nonperforming assets which reduced net interest income and produced higher net loan charge offs and legal and professional fees.  The provision for loan losses for third quarter this year was $10.2 million and $58.0 million year to date.  As forecasted last quarter, the provision was significantly lower than the $42.2 million provision charged to earnings for the second quarter of 2008, an indication that credit costs may have peaked in the second quarter 2008.

The Company has no exposure to loans or investments with sub-prime collateral, nor has it ever originated or purchased Alt A loans or pay option ARM loans which have recently been a cause for concern in the industry.  The Company’s residential and consumer loan portfolios have performed well in light of current market conditions.

Nonperforming assets declined by $400 thousand from the second quarter of 2008 and totaled approximately $80 million.  During the quarter the Company sold approximately $38 million in nonperforming loans.  The sale included several larger balance residential construction and development loans.  Over the past two quarters the Company has substantially reduced its exposure to large residential construction and development loans.  Loans in this portfolio with balances of $4 million or greater have declined by 40.0 percent from $163.7 million or 71 percent of total risk based capital at March 31, 2008 to $98.3 million or 49 percent of total risk based capital at September 30, 2008.  Of the remaining $98.3 million in larger residential construction and development loans $40.6 million are currently classified as nonperforming.  Loans in this portfolio less than $4 million in size have an average balance of approximately $560 thousand.

“Our reduced exposure to residential construction and development loans this quarter improved our overall risk profile.  We intend to further reduce these exposures in the coming quarter and these efforts should lead to improved earnings performance in future quarters”, said Dennis S. Hudson, III, Chairman and Chief Executive Officer of Seacoast.  “Our efforts to address the slumping housing market began early, well ahead of the industry as a whole, and I am confident that we will be among the first to emerge from its negative effects.”

Other results for third quarter 2008:

•

Loan loss reserve increased to a strong 1.87 percent from 1.75 percent the prior quarter and 1.19 percent in the prior year’s third quarter.

•

Nonperforming assets remained stable at $80.3 million down slightly from last quarter’s total of $80.7 million.

•

Net interest income totaled $19.2 million for the third quarter, and the net interest margin was 3.57 percent.

•

Total deposits declined by less than 1 percent compared to the prior year and seasonal deposit declines for the quarter were less than in past years due to strong consumer deposit growth in core markets.

•

Acquisitions of new personal checking accounts increased by 20 percent in the third quarter compared to the same period in 2007.

•

Average cost of interest bearing liabilities totaled 2.64 percent, down 4 basis points from the second quarter of 2008.

Operating earnings pre-provision for loan losses and taxes for the quarter totaled approximately $4.3 million down from $7.1 million in the second quarter this year as a result of higher legal fees associated with the problem credits, seasonally weak noninterest income exacerbated by the economic downturn and lower net interest income caused by both negative loan growth and elevated nonaccrual loans.

Noninterest expenses totaled $19.9 million, up $873,000 from the prior year's third quarter and $660,000 from the second quarter of 2008.  Legal and professional fees associated with loan collection efforts were the primary cause.  Year to date noninterest expenses totaled $57.8 million compared to $57.6 million a year ago.  The Company believes that it will have one more quarter of elevated legal costs before these expenses will decline.  In addition, the Company has plans to continue to reduce its overhead and expects to implement cost saving measures beginning in the first quarter of 2009.  The amount of these reductions will be communicated with the announcement of earnings for the full year in January 2009.

Noninterest income, excluding securities gains and losses, declined 13.1 percent when compared to the second quarter, reflecting decreased revenues from marine finance fees, mortgage banking fees and merchant income.  Market uncertainty and seasonal declines were responsible for lower marine finance activities and slower mortgage originations, as well as open positions in some markets for mortgage loan originators while merchant income was impacted by a seasonally slower period and the economic slow down.  The Company expects seasonal improvements in these fee income areas in the fourth quarter.

The net interest margin declined by 12 basis points to 3.57 percent in the third quarter 2008 compared to the second quarter of 2008 primarily as a result of nonperforming assets offset by lower costs for interest bearing liabilities.  Interest bearing deposit costs decreased 6 basis points to 2.60 percent in the third quarter 2008 and total interest bearing liabilities decreased from 2.68 percent for the second quarter to 2.64 percent in the third quarter.  Since the Federal Reserve Bank lowered rates 50 basis points on September 16, 2008, the Company has been successful in repricing many of the Company’s deposit products; therefore, future cost for deposits should be lower.

Consistent with the prior quarters’ results for 2008, loan growth in the third quarter was much slower than in the prior year with total loans outstanding decreasing year-over-year by $150.5 million, or 7.9 percent, compared with an increase of $165.3 million or 9.5 percent for the year ended December 31, 2007.  Loan growth is expected to continue to be weak for the remainder of the year and the first half of 2009.

 Total deposits declined by less than 1 percent at quarter end compared with the prior year.  Business deposit growth was weaker than expected due to the economic slowdown and deposit declines in the Company’s Orlando region.  Consumer deposit growth in most of the Company’s markets was stronger than expected.  New personal checking relationships have increased as a result of a new retail deposit growth strategy which has improved market share, increased average services per household and decreased customer attrition.  Since the promotion began in 2008, new household deposit balances and average services per household have each increased 16 percent compared to the same period in 2007.    Total deposits, excluding the Orlando region, increased $135.6 million or 8.8% from the quarter ended September 30, 2007.

The Company will host a conference call on Thursday, October 23, 2008 at 10:00 a.m. (Eastern Time) to discuss its earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 640-9765 (access code: 22914100; leader: Dennis S. Hudson).  A replay of the conference call will be available beginning the afternoon of October 24 by dialing (877) 213-9653 (domestic), using the passcode 22914100.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net.  The link to the live audio webcast is located in the subsection Presentations under the heading Investor Relations.  Beginning the afternoon of October 23, 2008, an archived version of the webcast can be accessed from this same subsection of the website.  This webcast will be archived and available for one year.

Seacoast Banking Corporation of Florida has approximately $2.2 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe(s),” “contemplate,” “expect(s),” “expected,” “estimate,” “continue,” “further”, “point to,” “project,” “forecasted,” “could,” “intend,” “indication” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2007 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings.  Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
(Dollars in thousands,	September 30,		September 30,
except per share data)	2008	2007	2008	2007

Summary of Earnings
Net income (loss)	$(3,448)	$285	$(23,001)	$7,862
Net income (loss), excluding securities restructuring losses (5)	(3,448)	285	(23,001)	11,159
Net interest income (1)	19,186	21,147	59,982	64,047

Performance Ratios
Return on average assets-GAAP basis (2), (3)	(0.60)%	0.05%	(1.32)%	0.45%
Return on average tangible assets (2),(3), (4),(5)	(0.58)	0.09	(1.32)	0.70

Return on average shareholders' equity–GAAP basis (2), (3)	(7.13)	0.51	(14.77)	4.79
Return on average tangible shareholders’ equity (2),(3),(4),(5)	(9.43)	1.18	(19.67)	9.71

Net interest margin (1), (2)	3.57	3.94	3.67	3.99

Per Share Data
Net income (loss) diluted-GAAP basis	$(0.18)	$0.01	$(1.21)	$0.41
Net income (loss) basic-GAAP basis	(0.18)	0.02	(1.21)	0.41

Net income (loss) diluted-excluding securities restructuring losses (5)	(0.18)	0.01	(1.21)	0.58
Net income (loss) basic-excluding securities restructuring losses (5)	(0.18)	0.02	(1.21)	0.59

Cash dividends declared	0.01	0.16	0.33	0.48

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excluding securities restructuring losses of $5,118 (or $3,297 net of taxes) recorded in the first quarter 2007.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		September 30,		Increase/
		2008	2007	(Decrease)
Credit Analysis
Net charge-offs year-to-date		$47,232	$1,307	3,513.8%
Net charge-offs to average loans		3.41%	0.10%	3,310.0
Loan loss provision year-to-date		$59,978	$8,932	549.1
Allowance to loans at end of period		1.87%	1.19%	57.1

Nonperforming loans		$75,793	$45,654	66.0
Other real estate owned		4,551	240	1,796.3
Total non-performing assets		80,344	$45,894	75.1

Nonperforming assets to loans and other real estate owned at end of period		4.60%	2.42%	90.1

Nonperforming assets to total assets		3.61%	1.98%	82.3

Selected Financial Data
Total assets		$2,224,614	$2,316,779	(4.0)
Securities – Trading (at fair value)		0	17,955	(100.0)
Securities – Available for sale (at fair value)		267,661	205,174	30.5
Securities – Held for investment (at amortized cost)		29,120	32,588	(10.6)
Net loans		1,709,978	1,870,574	(8.6)
Deposits		1,838,792	1,855,726	(0.9)
Shareholders’ equity		184,449	213,880	(13.8)
Book value per share		9.59	11.20	(14.4)
Tangible book value per share		6.71	8.22	(18.4)
Average shareholders' equity to average assets		8.93%	9.48%	(5.8)

Average Balances (Year-to-Date)
Total assets		$2,329,860	$2,311,782	0.8
Less: Intangible assets		55,975	57,138	(2.0)
Total average tangible assets		$2,273,885	$2,254,644	0.9

Total equity		$208,010	$219,252	(5.1)
Less: Intangible assets		55,975	57,138	(2.0)
Total average tangible equity		$152,035	$162,114	(6.2)

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excluding securities restructuring losses of $5,118 (or $3,297 net of taxes) recorded in the first quarter 2007.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in thousands, except per share data)	2008		2007	2008		2007

Interest on securities:
Taxable	$3,418		$3,069	$10,535		$11,374
Nontaxable	90		88	270		274
Interest and fees on loans	27,146		34,316	86,525		99,796
Interest on federal funds sold and other investments	322		298	1,074		1,211
Total Interest Income	30,976		37,771	98,404		112,655

Interest on deposits	4,033		6,261	14,116		17,760
Interest on time certificates	6,334		7,806	19,463		22,085
Interest on borrowed money	1,492		2,645	5,061		8,979
Total Interest Expense	11,859		16,712	38,640		48,824

Net Interest Income	19,117		21,059	59,764		63,831
Provision for loan losses	10,241		8,375	57,978		8,932
Net Interest Income After Provision for Loan Losses	8,876		12,684	1,786		54,899

Noninterest income:
Service charges on deposit accounts	1,894		1,983	5,556		5,644
Trust income	597		658	1,770		1,948
Mortgage banking fees	216		260	934		1,131
Brokerage commissions and fees	452		620	1,650		2,363
Marine finance fees	371		687	1,986		2,269
Debit card income	620		578	1,879		1,743
Other deposit based EFT fees	82		101	276		348
Merchant income	510		688	1,912		2,165
Other income	332		444	1,115		1,340
	5,074		6,019	17,078		18,951
Securities restructuring losses	0		0	0		(5,118)
Securities gains, net	0		22	355		46
Total Noninterest Income	5,074		6,041	17,433		13,879

Noninterest expenses:
Salaries and wages	7,713		7,479	23,076		23,828
Employee benefits	1,770		1,700	5,509		5,419
Outsourced data processing costs	1,803		1,796	5,800		5,697
Telephone / data lines	471		460	1,398		1,437
Occupancy	2,112		1,928	6,036		5,721
Furniture and equipment	700		758	2,135		2,109
Marketing	545		875	2,014		2,368
Legal and professional fees	1,687		1,327	3,545		3,002
FDIC assessments	543		55	994		169
Amortization of intangibles	315		315	944		944
Other	2,241		2,334	6,373		6,937
Total Noninterest Expenses	19,900		19,027	57,824		57,631

Income (Loss) Before Income Taxes	(5,950)		(302)	(38,605)		11,147
Provision (benefit) for income taxes	(2,502)		(587)	(15,604)		3,285

Net Income (Loss)	$(3,448	) $	285	$(23,001	) $	7,862

Per share common stock:
Net income (loss) diluted	$(0.18	) $	0.01	$(1.21	) $	0.41
Net income (loss) basic	(0.18)		0.02	(1.21)		0.41
Cash dividends declared	0.01		0.16	0.33		0.48

Average diluted shares outstanding	19,030,758		19,165,880	18,981,944		19,180,773
Average basic shares outstanding	19,030,758		18,924,665	18,981,944		18,946,759

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands)	2008	2007	2007

Assets
Cash and due from banks	$38,927	$50,490	$44,680
Federal funds sold and other investments	11,256	47,985	6,605
Total Cash and Cash Equivalents	50,183	98,475	51,285
Securities:
Trading (at fair value)	0	13,913	17,955
Available for sale (at fair value)	267,661	254,916	205,174
Held for investment (at amortized cost)	29,120	31,900	32,588
Total Securities	296,781	300,729	255,717

Loans available for sale	2,701	3,660	1,833

Loans, net of unearned income	1,742,626	1,898,389	1,893,114
Less: Allowance for loan losses	(32,648)	(21,902)	(22,540)
Net Loans	1,709,978	1,876,487	1,870,574

Bank premises and equipment, net	43,397	40,926	39,180
Other real estate owned	4,551	735	240
Goodwill and other intangible assets	55,508	56,452	56,767
Other assets	61,515	42,410	41,183
	$2,224,614	$2,419,874	$2,316,779
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$285,746	$327,646	$336,816
Savings deposits	829,470	1,056,025	886,806
Other time deposits	361,184	332,838	340,440
Brokered time certificates	40,100	0	0
Time certificates of $100,000 or more	322,292	270,824	291,664
Total Deposits	1,838,792	1,987,333	1,855,726

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	71,325	88,100	141,884
Borrowed funds	65,004	65,030	39,749
Subordinated debt	53,610	53,610	53,610
Other liabilities	11,434	11,420	11,930
	2,040,165	2,205,493	2,102,899

Shareholders' Equity
Preferred stock	0	0	0
Common stock	1,928	1,920	1,914
Additional paid in capital	92,327	90,924	90,752
Retained earnings	93,101	122,396	123,538
Treasury stock	(838)	(1,193)	(1,430)
	186,518	214,047	214,774
Accumulated other comprehensive income (loss), net	(2,069)	334	(894)
Total Shareholders’ Equity	$184,449	214,381	213,880
	$2,224,614	$2,419,874	$2,316,779

Common Shares Outstanding	19,229,363	19,110,089	19,104,027

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
Quarters
2008					2007	Last 12
(Dollars in thousands, except per share data)		Third	Second	First	Fourth	Months

Net income (loss)	$(3,448	) $	(21,316)	$1,763	$1,903	$(21,098)

Operating Ratios
Return on average assets-GAAP basis (2),(3)	(0.60	) %	(3.65)%	0.30%	0.32%	(0.90)%
Return on average tangible assets (2),(3),(4)	(0.58)		(3.70)	0.34	0.36	(0.89)

Return on average shareholders' equity GAAP basis (2),(3)	(7.13)		(39.79)	3.28	3.48	(10.03)
Return on average tangible shareholders’ equity (2),(3),(4)	(9.43)		(53.27)	4.95	5.21	(13.15)

Net interest margin (1),(2)	3.57		3.69	3.74	3.71	3.68
Average equity to average assets	8.43		9.17	9.17	9.20	9.00

Credit Analysis
Net charge-offs	$9,290		$33,541	$4,401	$4,451	$51,683
Net charge-offs to average loans	2.06%		7.28%	0.93%	0.92%	2.77%
Loan loss provision	$10,241		$42,237	$5,500	$3,813	$61,791
Allowance to loans at end of period	1.87%		1.75%	1.22%	1.15%

Nonperforming loans	$75,793		$76,224	$64,730	$67,834
Other real estate owned	4,551		4,547	940	735
Nonperforming assets	80,344		80,771	65,670	68,569
Nonperforming assets to loans and other real estate owned at end of period		4.60%	4.45%	3.50%	3.61%
Nonperforming assets to total assets	3.61		3.52	2.74	2.83
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	4.42		4.23	3.46	3.57

Per Share Common Stock
Net income diluted-GAAP basis	$(0.18	) $	(1.12)	$0.09	$0.10	$(1.11)
Net income basic-GAAP basis	(0.18)		(1.12)	0.09	0.10	(1.11)

Cash dividends declared	0.01		0.16	0.16	0.16	0.49
Book value per share	9.59		9.90	11.25	11.22

Average Balances
Total assets	$2,282,821		$2,349,749	$2,357,528	$2,361,086
Less: Intangible assets	55,662		55,976	56,291	56,605
Total average tangible assets	$2,227,159		$2,293,773	$2,301,237	$2,304,481

Total Equity	$192,469		$215,448	$216,283	$217,172
Less: Intangible assets	55,662		55,976	56,291	56,605
Total average tangible equity	$136,807		$159,472	$159,992	$160,567

(1)

Calculated on a fully taxable equivalent basis using amortized cost.

(2)

These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)

The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income (loss).

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	September 30, 2008	December 31, 2007	September 30, 2007

U.S. Treasury and U.S. Government Agencies	$0	$13,913	$17,995
Securities Trading	0	13,913	17,955

U.S. Treasury and U.S. Government Agencies	22,280	30,405	35,349
Mortgage-backed	239,936	218,937	164,452
Obligations of states and political subdivisions	1,986	2,057	2,117
Other securities	3,459	3,517	3,256
Securities Available for Sale	267,661	254,916	205,174

Mortgage-backed	22,997	25,755	26,441
Obligations of states and political subdivisions	6,123	6,145	6,147
Securities Held for Investment	29,120	31,900	32,588
Total Securities	$296,781	$300,729	$255,717

LOANS	September 30, 2008	December 31, 2007	September 30, 2007

Construction and land development	$484,989	$609,567	$627,003
Real estate mortgage	1,093,324	1,074,814	1,051,750
Installment loans to individuals	88,549	86,362	78,641
Commercial and financial	75,296	126,695	135,111
Other loans	468	951	609
Total Loans	$1,742,626	$1,898,389	$1,893,114

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008				2007
	Third Quarter	Second Quarter			Third Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Earning assets:
Securities:
Taxable	$276,777	4.94%	$280,623	5.03%	$233,809	5.25%
Nontaxable	8,151	6.53	8,164	6.57	8,216	6.33
Total Securities	284,928	4.99	288,787	5.08	242,025	5.29

Federal funds sold and other
investments	53,220	2.41	64,558	2.83	21,364	5.53

Loans, net	1,798,357	6.01	1,854,015	6.12	1,866,954	7.30

Total Earning Assets	2,136,505	5.78	2,207,360	5.89	2,130,343	7.05

Allowance for loan losses	(37,705)		(22,992)		(15,361)
Cash and due from banks	35,788		46,057		47,633
Premises and equipment	43,378		42,885		39,190
Other assets	104,855		76,439		77,231

	$2,282,821		$2,349,749		$2,279,036

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$72,691	1.65%	$70,135	1.47%	$53,842	2.78%
Savings deposits	103,550	0.73	106,277	0.72	112,323	0.71
Money market accounts	716,166	1.97	788,389	1.95	715,885	3.15
Time deposits	691,486	3.64	641,092	3.99	629,479	4.92
Federal funds purchased and other short term borrowings	82,730	1.55	90,136	1.47	127,163	4.41
Other borrowings	118,705	3.92	118,816	3.89	69,860	7.00

Total Interest-Bearing Liabilities	1,785,328	2.64	1,814,845	2.68	1,708,552	3.88

Demand deposits (noninterest-bearing)	293,951		316,614		340,462
Other liabilities	11,073		2,842		9,154
Total Liabilities	2,090,352		2,134,301		2,058,168

Shareholders' equity	192,469		215,448		220,868

	$2,282,821		$2,349,749		$2,279,036

Interest expense as a % of earning assets		2.21%		2.21%		3.11%
Net interest income as a % of earning assets		3.57		3.69		3.94

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

			2008		Nonperforming

		1st Qtr	2nd Qtr	3rd Qtr	3rd Qtr	Number
Construction and Land Development
Residential:
Condominiums	>$4 million	$ 30.6	$ 26.3	$ 19.6	-	-
	<$4 million	26.6	21.1	13.0	$ 2.8	1

Town homes	>$4 million	19.4	17.1	17.1	5.4	1
	<$4 million	4.4	2.9	4.6	-	-

Single Family Residences	>$4 million	20.8	21.2	13.5	-	-
	<$4 million	35.9	28.3	23.7	5.3	9

Single Family Land & Lots	>$4 million	85.1	64.3	40.3	27.4	4
	<$4 million	27.0	30.8	29.9	4.0	21

Multifamily	>$4 million	7.8	7.8	7.8	7.8	1
	<$4 million	24.8	26.2	22.9	2.3	1

TOTAL	>$4 million	163.7	136.7	98.3	40.6	6
TOTAL	<$4 million	119.1	109.3	94.1	14.4	32

GRAND TOTAL		$ 282.4	$ 246.0	$ 192.4	$ 55.0	38

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2006	2007
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ 94.8	$ 84.4	$ 74.2	$ 72.5	$ 60.2
Townhomes	10.4	9.9	11.3	25.0	25.0
Single family residences	80.3	100.9	66.6	63.9	59.0
Single family land and lots	106.3	107.7	129.0	128.4	116.4
Multifamily	48.2	48.7	46.6	33.8	34.5
	340.0	351.6	327.7	323.6	295.1

Commercial
Office buildings	14.1	17.6	19.2	22.4	30.9
Retail trade	16.1	12.5	26.4	50.2	69.0
Land	93.5	93.4	99.4	86.2	82.6
Industrial	6.3	8.9	13.1	16.9	13.0
Healthcare	2.0	2.5	3.0	1.0	1.0
Churches and educational facilities	2.1	1.8	1.9	1.9	-
Lodging	2.1	4.8	11.2	11.2	11.2
Convenience stores	0.5	0.5	1.0	1.4	1.7
Marina	2.2	2.2	2.2	21.9	23.1
Other	0.9	2.8	12.8	8.6	9.9
	139.8	147.0	190.2	221.7	242.4

Individuals
Lot loans	40.6	40.5	40.0	40.7	39.4
Construction	50.7	41.7	43.6	41.0	32.7
	91.3	82.2	83.6	81.7	72.1
Total construction and land development	571.1	580.8	601.5	627.0	609.6

Real estate mortgages
Residential real estate
Adjustable	277.7	285.4	298.4	313.0	319.5
Fixed rate	87.9	87.9	87.6	88.1	87.5
Home equity mortgages	95.9	97.3	90.0	90.8	91.4
Home equity lines	50.9	51.4	56.6	55.1	59.1
	512.4	522.0	532.6	547.0	557.5

Commercial real estate
Office buildings	109.2	113.4	116.1	125.6	131.7
Retail trade	50.9	62.0	62.8	74.9	76.2
Land	-	-	-	2.6	5.3
Industrial	64.3	66.3	84.7	100.2	105.5
Healthcare	40.7	40.5	39.7	33.2	32.4
Churches and educational facilities	32.3	32.9	32.7	36.0	40.2
Recreation	4.4	4.4	4.5	4.7	3.0
Multifamily	9.9	8.4	10.4	11.3	13.8
Mobile home parks	6.0	3.0	4.0	4.0	3.9
Lodging	19.1	16.9	16.8	22.3	22.7
Restaurant	11.7	11.2	9.6	7.2	8.2
Agricultural	26.1	24.5	23.4	19.6	12.9
Convenience stores	22.0	22.2	23.6	23.5	23.2
Other	40.8	38.8	30.5	39.7	38.3
	437.4	444.5	458.8	504.8	517.3
Total real estate mortgages	949.8	966.5	991.4	1,051.8	1,074.8

Commercial & financial	128.1	112.1	139.0	135.1	126.7

Installment loans to individuals
Automobile and trucks	22.3	23.3	23.6	24.8	25.0
Marine loans	32.5	30.1	26.6	24.8	33.2
Other	28.6	29.8	29.4	29.0	28.2
	83.4	83.2	79.6	78.6	86.4

Other	0.7	0.7	1.6	0.6	0.9
	$1,733.1	$1,743.3	$1,813.1	$1,893.1	$1,898.4

QUARTERLY TRENDS – LOANS AT END OF PERIOD (continued) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr
Construction and land development
Residential
Condominiums	$ 57.2	$ 47.4	$ 32.6
Townhomes	23.8	20.0	21.7
Single family residences	56.7	49.5	37.2
Single family land and lots	112.1	95.1	70.2
Multifamily	32.6	34.0	30.7
	282.4	246.0	192.4

Commercial
Office buildings	29.1	31.1	27.8
Retail trade	60.4	63.6	68.5
Land	92.5	75.4	73.9
Industrial	16.9	20.8	20.7
Healthcare	1.0	1.0	-
Churches and educational facilities	-	0.1	-
Lodging	-	-	-
Convenience stores	1.8	-	-
Marina	26.8	28.9	30.5
Other	11.3	6.3	5.4
	239.8	227.2	226.8

Individuals
Lot loans	39.4	40.0	38.4
Construction	32.4	27.1	27.4
	71.8	67.1	65.8
Total construction and land development	594.0	540.3	485.0

Real estate mortgages
Residential real estate
Adjustable	317.6	318.8	316.5
Fixed rate	89.1	90.2	93.4
Home equity mortgages	91.7	93.1	84.3
Home equity lines	56.3	59.4	59.7
	554.7	561.5	553.9

Commercial real estate
Office buildings	144.3	142.3	143.6
Retail trade	83.8	93.5	101.6
Land	-	-	0.6
Industrial	104.3	93.3	92.2
Healthcare	39.9	33.6	31.6
Churches and educational facilities	40.2	36.5	35.6
Recreation	2.8	1.8	1.8
Multifamily	20.0	19.1	19.2
Mobile home parks	3.2	3.1	3.1
Lodging	27.9	28.0	26.7
Restaurant	8.0	9.0	8.6
Agricultural	12.4	9.0	8.7
Convenience stores	23.1	24.9	23.6
Other	40.1	41.6	42.5
	550.0	535.7	539.4
Total real estate mortgages	1,104.7	1,097.2	1,093.3

Commercial & financial	93.9	94.8	88.5

Installment loans to individuals
Automobile and trucks	24.1	23.0	21.9
Marine loans	33.3	25.2	26.0
Other	27.5	27.9	27.4
	84.9	76.1	75.3

Other	0.5	0.4	0.5
	$1,878.0	$1,808.8	$1,742.6

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ (10.4)	$ (10.2)	$ (1.7)	$ (12.3)
Townhomes	(0.5)	1.4	13.7	-
Single family residences	20.6	(34.3)	(2.7)	(4.9)
Single family land and lots	1.4	21.3	(0.6)	(12.0)
Multifamily	0.5	(2.1)	(12.8)	0.7
	11.6	(23.9)	(4.1)	(28.5)
Commercial
Office buildings	3.5	1.6	3.2	8.5
Retail trade	(3.6)	13.9	23.8	18.8
Land	(0.1)	6.0	(13.2)	(3.6)
Industrial	2.6	4.2	3.8	(3.9)
Healthcare	0.5	0.5	(2.0)	-
Churches and educational facilities	(0.3)	0.1	-	(1.9)
Lodging	2.7	6.4	-	-
Convenience stores	-	0.5	0.4	0.3
Marina	-	-	19.7	1.2
Other	1.9	10.0	(4.2)	1.3
	7.2	43.2	31.5	20.7
Individuals
Lot loans	(0.1)	(0.5)	0.7	(1.3)
Construction	(9.0)	1.9	(2.6)	(8.3)
	(9.1)	1.4	(1.9)	(9.6)
Total construction and land development	9.7	20.7	25.5	(17.4)

Real estate mortgages
Residential real estate
Adjustable	7.7	13.0	14.6	6.5
Fixed rate	-	(0.3)	0.5	(0.6)
Home equity mortgages	1.4	(7.3)	0.8	0.6
Home equity lines	0.5	5.2	(1.5)	4.0
	9.6	10.6	14.4	10.5
Commercial real estate
Office buildings	4.2	2.7	9.5	6.1
Retail trade	11.1	0.8	12.1	1.3
Land	-	-	2.6	2.7
Industrial	2.0	18.4	15.5	5.3
Healthcare	(0.2)	(0.8)	(6.5)	(0.8)
Churches and educational facilities	0.6	(0.2)	3.3	4.2
Recreation	-	0.1	0.2	(1.7)
Multifamily	(1.5)	2.0	0.9	2.5
Mobile home parks	(3.0)	1.0	-	(0.1)
Lodging	(2.2)	(0.1)	5.5	0.4
Restaurant	(0.5)	(1.6)	(2.4)	1.0
Agricultural	(1.6)	(1.1)	(3.8)	(6.7)
Convenience stores	0.2	1.4	(0.1)	(0.3)
Other	(2.0)	(8.3)	9.2	(1.4)
	7.1	14.3	46.0	12.5
Total real estate mortgages	16.7	24.9	60.4	23.0

Commercial & financial	(16.0)	26.9	(3.9)	(8.4)

Installment loans to individuals
Automobile and trucks	1.0	0.3	1.2	0.2
Marine loans	(2.4)	(3.5)	(1.8)	8.4
Other	1.2	(0.4)	(0.4)	(0.8)
	(0.2)	(3.6)	(1.0)	7.8

Other	-	0.9	(1.0)	0.3
	$ 10.2	$ 69.8	$ 80.0	$ 5.3

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Continued) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr
Construction and land development
Residential
Condominiums	$ (3.0)	$ (9.8)	$ (14.8)
Townhomes	(1.2)	(3.8)	1.7
Single family residences	(2.3)	(7.2)	(12.3)
Single family land and lots	(4.3)	(17.0)	(24.9)
Multifamily	(1.9)	1.4	(3.3)
	(12.7)	(36.4)	(53.6)
Commercial
Office buildings	(1.8)	2.0	(3.3)
Retail trade	(8.6)	3.2	4.9
Land	9.9	(17.1)	(1.5)
Industrial	3.9	3.9	(0.1)
Healthcare	-	-	(1.0)
Churches and educational facilities	-	0.1	(0.1)
Lodging	(11.2)	-	-
Convenience stores	0.1	(1.8)	-
Marina	3.7	2.1	1.6
Other	1.4	(5.0)	(0.9)
	(2.6)	(12.6)	(0.4)
Individuals
Lot loans	-	0.6	(1.6)
Construction	(0.3)	(5.3)	0.3
	(0.3)	(4.7)	(1.3)
Total construction and land development	(15.6)	(53.7)	(55.3)

Real estate mortgages
Residential real estate
Adjustable	(1.9)	1.2	(2.3)
Fixed rate	1.6	1.1	3.2
Home equity mortgages	0.3	1.4	(8.8)
Home equity lines	(2.8)	3.1	0.3
	(2.8)	6.8	(7.6)
Commercial real estate
Office buildings	12.6	(2.0)	1.3
Retail trade	7.6	9.7	8.1
Land	(5.3)	-	0.6
Industrial	(1.2)	(11.0)	(1.1)
Healthcare	7.5	(6.3)	(2.0)
Churches and educational facilities	-	(3.7)	(0.9)
Recreation	(0.2)	(1.0)	-
Multifamily	6.2	(0.9)	0.1
Mobile home parks	(0.7)	(0.1)	-
Lodging	5.2	0.1	(1.3)
Restaurant	(0.2)	1.0	(0.4)
Agricultural	(0.5)	(3.4)	(0.3)
Convenience stores	(0.1)	1.8	(1.3)
Other	1.8	1.5	0.9
	32.7	(14.3)	3.7
Total real estate mortgages	29.9	(7.5)	(3.9)

Commercial & financial	(32.8)	0.9	(6.3)

Installment loans to individuals
Automobile and trucks	(0.9)	(1.1)	(1.1)
Marine loans	0.1	(8.1)	0.8
Other	(0.7)	0.4	(0.5)
	(1.5)	(8.8)	(0.8)

Other	(0.4)	(0.1)	0.1
	$(20.4)	$ (69.2)	$ (66.2)